Exhibit 3.2

BIOFORCE NANAOSCIENCES HOLDINGS, INC.

AMENDED BY - LAWS

ARTICLE I

OFFICES

Section 1. The principal office shall be in the City of Virginia Beach, Virginia.

Section 2. The corporation may also have offices at such other places both within and without the State of Nevada as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. All annual meetings and special meetings of the stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

Section 2. Annual meetings of stockholders shall commence within its fiscal operational year. The meeting cannot be scheduled on a  legal  holiday,  and can be scheduled on the next secular day following, at 1 P.M., at which they shall elect by a plurality  vote a board of  directors, and transact such other business as may properly be brought before the meeting.

Section 3. Special  meetings of the  stockholders,  for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation,  may be called by the  president and shall be called by the president or secretary at the  request  in  writing of a  majority  of the board of  directors,  or at the request  in writing of  stockholders  owning a majority  in amount of the entire capital stock of the  corporation  issued and  outstanding and entitled to vote.

Such request shall state the purpose or purposes of the proposed meeting.

Section 4. Notices of meetings  shall be in writing and signed by the  president or a vice  president,  or the  secretary,  or an assistant  secretary or by such other  person or persons as the  directors  shall  designate.  Such notice shall state the purpose or purposes for which the meeting is called and the time when, and the place, which may be within or without this state, where it is to be held. A copy of such notice shall be either delivered personally to or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before such meeting.  If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the corporation and upon such mailing of any such notice, the service thereof shall be complete, and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such  stockholder.  Personal delivery of any such notice to any officer of a corporation or a association, or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of stock after delivery or mailing of the notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

Section 5. The holders of a majority of the stock issued and outstanding and entitled to vote  thereat,  present in person or  represented  by proxy,  shall constitute a quorum at all meetings of the  stockholders  for the transaction of business  except  as  otherwise provided  by  statute  or by  the  articles  of incorporation.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the  stockholders  entitled to vote, present in person or represented by proxy, shall  have  power to adjourn  the meeting  from  time to time,  without  notice  other  than  announcement  at the meeting,  until a quorum  shall be present  or  represented.  At such adjourned meeting at which a quorum  shall be present or  represented  any business may be transacted  which  might  have been  transacted  at the  meeting  as  originally notified.

Section 6. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such  meeting, unless the question is one upon which by express provision of the statutes or of the articles of  incorporation  a different  vote is required in which case such express provision shall govern and control the decision of such question.

Section 7. Every stockholder of record of the corporation shall be entitled at each meeting of stockholders to one vote for each share of stock standing in his name on the books of the corporation.

Section 8.  At any meeting of the stockholders, any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate one or more  persons to act as  proxies,  a majority  of such  persons  present at the meeting,  or, if only one  shall be  present,  then that one shall  have and may exercise all of the powers conferred by such written  instrument upon all of the persons so designated  unless the instrument shall otherwise  provide. No such proxy shall be valid after the expiration of six months from the date of its executions, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the secretary of the corporation.

Section 9. Any action which may be taken by the vote of the stockholders at a meeting, may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statutes or of the articles of incorporation require a greater  proportion  of voting power to authorize  such action in which  case such  greater  proportion  of  written  consents  shall be required.

ARTICLE III

DIRECTORS

Section 1. The number of directors which shall constitute the whole board shall be Five (5). The directors shall be elected at the annual meeting of the stockholders, and except as provided in Section 2 of this article, each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

Section 2. Vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining  directors  though less than a quorum.  When one or more  directors shall  give  notice of his or their resignation to the board, effective at a future date, the board shall have power to fill such  vacancy or vacancies  to take  effect  when such  resignation  or resignations  shall become effective,  each director so appointed to hold office during  the  remainder  of  the term of  office  of the resigning  director  or directors.

Section  3. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by  these  by-laws directed  or  required  to be  exercised  or  done by the stockholders.

Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Nevada. Meetings can be held by phone or other modern communication methods as an option to that of a physical location meeting.

MEETINGS OF THE BOARD OF DIRECTORS

Section 5. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the  event  such  meeting  is not held at the time and  place so fixed by the stockholders, the  meeting  may be held at such  time  and  place  as  shall be specified in a notice given as hereinafter  provided for special meetings of the board of directors,  or as shall be specified in a written  waiver signed by all of the directors.

Section 6. Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by the board.

Section  7.  Special meetings of the board of directors may be called by the president or secretary on the written request of one director. Written notice of special meetings of the board of directors shall be given to each director at least Five (5) days before the date of the meeting.

Section 8. A majority of the board of directors, at a meeting duly assembled, shall be necessary to  constitute a quorum for the  transaction  of business and the act of a majority of the directors  present at any meeting at which a quorum is  present  shall  be the act of the  board  of  directors,  except  as may be otherwise  specifically provided by statute or by the articles of incorporation. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

COMMITTEES OF DIRECTORS

Section 9. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

Section 10. The committees shall keep regular minutes of their proceedings and report the same to the board when required.

COMPENSATION OF DIRECTORS

Section 11. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation. Members of special or standing committees may be allowed like compensation for attending committee meetings. Payments will be determined by the board for Board of Director and committee meetings, if any, prior to both regular and special meeting dates. Payments can only be available based on the financial health of the corporation.

ARTICLE IV

NOTICES

Section 1.  Notices to directors and stockholders shall be in writing and delivered personally, mailed, or electronically mailed to the directors or stockholders at their addresses which can be either electronic address or permanent address that appear on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed.  Notice to directors may also be given by express mail services.

Section 2.  Whenever all parties entitled to vote at any meeting, whether of directors or  stockholders, consent, either by a writing on the records of the meeting or filed with the secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the  deliberations at such meeting  without  objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed,  and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration  of which no objection for want of notice is made at the time, and if any meeting be irregular  for want of notice or of such  consent,  provided a quorum was  present at such  meeting,  the  proceedings  of said  meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein  waived by a writing  signed by all parties  having the right to vote at such meetings;  and such consent or approval of stockholders  may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

Section 3.  Whenever any notice whatever is required to be given under the provisions of the statutes, of the articles of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section  1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a secretary and a treasurer. Any person may hold two or more offices.

Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, a secretary and a treasurer, none of whom need be a member of the board.

Section 3. The board of directors may appoint additional assistant secretaries and assistant treasurers and such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors.  Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the board of directors.

THE PRESIDENT

Section 6.  The president shall be the chief executive  officer of  the corporation, shall preside at all meetings of the stockholders and the board of directors, shall have  general  and active  management  of the  business of the corporation, and  shall see that all orders  and  resolutions  of the board of directors are carried into effect.

Section 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the  corporation,  except where required or permitted by law to be  otherwise  signed and  executed  and  except  where the  signing  and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the  corporation  or as  restricted by a stockholders agreement.

THE SECRETARY

Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of  directors,  and shall  perform such other duties as may be prescribed by the board of directors or president,  under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.

THE TREASURER

Section 10. The treasurer shall be chief financial officer having the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

Section 11. He shall disburse the funds of the corporation as may be ordered by the board of directors taking proper vouchers for such disbursements,  and shall render to the president and the board of directors,  at the regular  meetings of the board, or when the board of directors  so  requires,  an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 12. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation,  in case of his death, resignation, retirement  or removal from office,  of all books,  paper, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1. Every stockholder shall be entitled to have a certificate, signed by the president or a treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the  corporation. When the corporation is authorized to issue shares of more than one class or more than one series of any class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any stockholders upon request and without charge, a full or summary statement of the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the  qualifications,  limitations or restrictions of such  rights,  and,  if the  corporation  shall be  authorized  to issue only special stock, such certificate shall set forth in full or summarized the rights of the holders of such stock.

Section 2. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures and/or PDF file of the officers or agents of the corporation may be printed or lithographed upon such certificate in lieu of the actual signatures. In case any officer or officers who shall have signed, or whose facsimile signature/PDF signature or signatures shall have been used on, any such certificate or certificates shall cease to be such  officer or officers  of the  corporation,  whether  because of death,  resignation or otherwise, before such certificate or certificates shall have been delivered by the  corporation,  such  certificate or certificates  may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons  who signed such  certificate  or  certificates,  or whose facsimile  signature or signatures shall have been used thereon,  had not ceased to be the officer or officers of such corporation.

LOST CERTIFICATE

Section 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative,  to advertise the same in such manner as it shall  require  and/or give the  corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation  with  respect  to the certificate  alleged  to have  been  lost or destroyed.

TRANSFER OF STOCK

Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of  succession,  assignment  or authority to transfer,  it shall be the duty of the  corporation  to issue a new  certificate  to the  person  entitled thereto, cancel the old certificate and record the transaction upon its books.

CLOSING OF TRANSFER BOOKS

Section 5. The directors may prescribe a period not exceeding sixty days prior to any  meeting of the  stockholders  during which no transfer of stock on the books of the  corporation may be made, or may fix a day not more than sixty days prior to the  holding of any such  meeting  as the day as of which  stockholders entitled to notice of and to vote at such meeting shall be determined;  and only stockholders  of record on such day  shall be  entitled  to notice or to vote at such meeting.

REGISTERED STOCKHOLDERS

Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

ARTICLE VII

Contracts, Checks and Deposits

Section 1.  Subject to the provisions of these Bylaws, the Board of Directors may authorize any officer or officers and agent or agents to enter into any contract or execute and deliver any such instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2.  All checks, demands, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or such agent or agents of the corporation and in such manner as may be determined by the Board of Directors.

Section 3.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VIII

Dividends

Section 1.  Dividends upon the capital stock of the corporation may be declared by the Board of Directors at any regular or special meeting pursuant to law.  Dividends may be paid in cash, in property or in shares of capital stock.

Section 2.  Before payment of any dividends, there may be set aside out of any funds the corporation available for dividends such sum or sums as the Directors may from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation or for such other purpose as the Directors deem conducive to the best interests of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIIII

Indemnification

Section 1.  The Corporation shall indemnify each person who is or was a director, officer, employee or agent of the Corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted under the Nevada Revised Statutes or any successor law or laws of the Code.  The Corporation may, in advance of the final disposition of an action, suit or proceeding against an officer, director or employee pay any expenses incurred by such person, consistent with the Nevada Revised Statute.  Any indemnification under this section shall be made in accordance with the provisions of the Nevada Revised Statutes.

Section 2.  The Corporation may purchase and maintain insurance, at its expense, to protect itself and any of the above-referenced parties against any liability, cost, payment or expense, whether or not the Corporation would have the power to indemnify such person against such liability.

ARTICLE X

Fiscal Year

The fiscal year of the corporation shall be set by resolution of the Board of Directors.

ARTICLE XI

Amendments to Bylaws

At any regular meeting of the Board of Directors or at any meeting of the Board of Directors specially called for said purpose, with each Director having been mailed, along with notice of said meeting, a copy of the proposed changes in the Bylaws, these Bylaws may be altered, amended or repealed, in whole or in part, and new Bylaws may be adopted in accordance with the copy of the proposed changes mailed to the Directors by vote of a majority of said Directors.